Exhibit 99.1

Microbot Medical® Bolsters Commercial Leadership Team with the Addition of Experienced Healthcare Officers

The addition of a seasoned VP of Marketing compliments the recent hiring of the Company’s VP of Sales to establish its commercialization readiness infrastructure

Positive data from the recently published pivotal study raises confidence that LIBERTY® will be well received in the market

Hingham, Mass., April 23, 2025 — Microbot Medical Inc. (Nasdaq: MBOT), developer of the innovative LIBERTY® Endovascular Robotic System, today announced the addition of two senior officers that round out the Company’s U.S. commercial leadership team. Combined with the recent addition of Paul Mullen as Vice President of Sales, the Company is preparing for U.S. commercial launch in advance of the expected U.S. Food and Drug Administration’s (FDA) decision in the second quarter of 2025.

Allison Rosefort, a MedTech and healthcare marketing leader with a track record of successfully launching and managing product lifecycles, has joined Microbot Medical® as Vice President of Marketing. In this newly created role, Mrs. Rosefort will report to Harel Gadot, CEO, President and Chairman, and is expected to work on the Company’s downstream marketing and brand management strategies.

Ms. Rosefort is a results-oriented healthcare executive with over 15 years of marketing experience, and a successful track record of driving double-digit revenue growth. Her expertise leading cross-functional teams, developing data-driven strategies, and executing marketing plans is expected to be invaluable as the Company commercializes LIBERTY®. Prior to joining Microbot Medical®, Ms. Rosefort was Senior Director, Product Marketing & Commercialization at Topcon Healthcare, a leading provider of digital healthcare solutions. In this role, she led the development and execution of comprehensive go-to-market strategies, including pricing, positioning, sales enablement, and marketing collateral, ensuring high-impact and seamless product launches. Prior to Topcon Healthcare, Ms. Rosefort held roles of increasing responsibilities at Integra LifeSciences, Byram Healthcare and ConvaTec, a Bristol Myers Squibb company.

In addition, Lisa Dobbins, an experienced and versatile human resources executive with hands-on MedTech experience, has joined Microbot Medical as Director, Human Resources, a newly created role reporting to Naama Moav, Vice President, Human Resources. Lisa will play an instrumental role as the Company continues to establish its commercial infrastructure and expands its U.S. commercial team.

Previously, she was the HR Business Partner, Global Operations and Quality (Boston and Mansfield, MA) for Integra LifeSciences, a global medical technology company. Additionally, Ms. Dobbins has worked for other cutting-edge medical technology companies, utilizing her experience to hire and build high-performing teams that execute long-term growth objectives.

“The additions of Allison and Lisa, along with the recent hiring of Paul, reflect our commitment to having an experienced commercial leadership team,” commented Harel Gadot. “Our goal has always been to be ready to launch LIBERTY immediately following FDA clearance, and I am confident that we have the talent and experience to successfully implement our commercial strategies.”

LIBERTY® is an investigational device pending FDA 510(k) clearance, and is currently not available for sale in the U.S.

About Microbot Medical®

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-commercial stage medical technology company with a vision to redefine endovascular robotics and improve the quality of care for millions of patients and providers globally. The Company has developed the world’s first single-use, fully disposable endovascular robotic system, which aims to eliminate traditional barriers to accessing advanced robotic systems.

Further information about Microbot Medical® is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, the Company’s need for and ability to obtain additional working capital to continue its transition to a commercially focused company, market conditions, risks inherent in the development and/or commercialization of the LIBERTY® Endovascular Robotic System, uncertainty in the results of regulatory pathways and regulatory approvals, including whether the FDA will timely grant 510(k) clearance to commercially market the LIBERTY® Endovascular Robotic System in the United States if at all, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and the recent announcement of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact: IR@microbotmedical.com